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                              AMENDMENT AGREEMENT

                 This Amendment Agreement is made as of the 23 day of June, 1995 by and between Masada Security, Inc., a Delaware corporation ("Masada") and Centennial Security, Inc., a Delaware corporation ("Centennial").

                                    RECITALS

                 Whereas, Masada and Centennial are parties to (1) a certain Purchase Agreement dated as of June 10, 1994 regarding the sale by Centennial and the purchase by Masada of Centennial's Class B Common Stock (the "Purchase Agreement"), (2) a certain Trademark and Intellectual Property Agreement dated as of June 10, 1994 regarding the licensing by Masada of certain of its intellectual property and trademarks to Centennial (the "Trademark Agreement"), and (3) an Agreement dated as of June 10, 1994 regarding the provision by Masada of certain monitoring, billing, remittance processing and business management support service to Centennial (the "Monitoring Agreement"); and

                 Whereas, Masada and Centennial desire to amend certain of the provisions of the Purchase Agreement, the Trademark Agreement and the Monitoring Agreement (collectively, the "Agreements").

                 NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, agreements and specific considerations set forth below, the sufficiency and adequacy of which is hereby acknowledged, and intending to be legally bound, agree as follows:

                 1. Certain Definitions. All terms used but not defined herein with respect to the amendment of each of the Agreements, shall have the meaning ascribed thereto in such Agreement, unless the context clearly otherwise requires.

                 2. Amendment to Purchase Agreement. Section 3H, Sale of the Company, of the Purchase Agreement is amended and restated in its entirety to read as follows:

                 "        (i) If, at any time prior to closing a public
                 offering of any of the Company's securities registered under the Securities Act, the Company determines to seek a sale of all or substantially all of the Company's assets or any transaction of the type specified in Section C.4(ii)(b) or (d) of the Charter Amendment (each, a "Sale of the Company"), prior to soliciting any Person or entering into any written or oral agreement or understanding (including any nonbinding letter of intent) with any Person regarding a Sale of the Company transaction, whether directly or indirectly, the Company will notify the Purchaser of the desire to effect a Sale of the Company (the "Sale of Company Notice") and materially comply with the procedures set forth in subsections
                 (ii) through (v) below, as applicable.
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                          (ii)    The Purchaser shall have until the expiration
                 of the 30th day following receipt of the Sale of Company Notice, the right to offer to purchase the Company. If the Purchaser desires to exercise this right, the Purchaser on or before the expiration of the 30th day following receipt of the Sale of Company Notice shall notify the Company of the terms of the Purchaser's offer to purchase the Company including the Cash Price (a "Purchaser's Offer to Purchase"). If the Purchaser fails to deliver to the Company a Purchaser's Offer to Purchase on or before the expiration of the 30th day following the Purchaser's receipt of the Sale of Company Notice, the Company shall thereafter be free, subject to subsection (vii) below, to solicit or otherwise enter into discussions or negotiations with Persons other than the Purchaser regarding a Sale of the Company transaction and to close a Sale of the Company transaction in such form and for such consideration as the Company may negotiate.
                          (iii)   If the Purchaser delivers to the Company a
                 Purchaser's Offer to Purchase on or before the expiration of the 30th day following the Purchaser's receipt of the Sale of Company Notice, the Company shall have until the expiration of the 30th day following receipt of the Purchaser's Offer to Purchase the right to accept or reject it. If the Company accepts the Purchaser's Offer to Purchase, the Company and the Purchaser shall in good faith negotiate definitive agreements to effectuate the transaction within 90 days of the Company's acceptance. If the transaction does not close within such 90 days and unless the Company has withheld from or failed to disclose to the Purchaser material information and/or material information requested by the Purchaser, made any material misrepresentations to the Purchaser, failed to negotiate in good faith with the Purchaser, unilaterally failed or refused to execute definitive agreements to effect the transaction with the Purchaser, or breached such definitive agreements, the Company shall thereafter be free, subject to subsection
                 (vii) below, to solicit or otherwise enter into discussions or negotiations with Persons other than the Purchaser regarding a Sale of the Company transaction and to close a Sale of the Company transaction in such form and for such consideration as the Company may negotiate. In the event the Company accepts the Purchaser's Offer to Purchase, but the Sale of the Company transaction with the Purchaser does not close due to any of the reasons described in the immediately preceding sentence, the Company shall again be required to comply with all requirements of this Section 3H prior to soliciting or otherwise entering into any negotiations or discussions with any Person regarding a Sale of the Company transaction, whether directly or indirectly.
                          (iv)    If the Company receives a Purchaser's Offer
                 to Purchase, but determines to reject it, the Company on or before the 30th day following its receipt of the Purchaser's Offer to Purchase, shall deliver to the Purchaser a notice of rejection together with the Cash Price at which the board of directors of the Company would recommend a sale of the Company to the Purchaser (the "Counteroffer"). The Purchaser shall have 10 days following receipt of a Counteroffer to accept it by delivering written notice thereof to the Company prior to the expiration of such 10th day. If the Purchaser accepts the Company's

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                 Counteroffer, the Company and the Purchaser shall in good
                 faith negotiate definitive agreements to effectuate the transaction within 90 days of the Purchaser's acceptance. If the transaction does not close within 90 days and unless the Company has withheld from or failed to disclose to the Purchaser material information and/or material information requested by the Purchaser, made any material misrepresentations to the Purchaser, failed to negotiate in good faith with the Purchaser, unilaterally failed or refused to execute definitive agreements to effect the transaction with the Purchaser, or breached such definitive agreements, the Company shall thereafter be free, subject to subsection
                 (vii) below, to solicit or otherwise enter into discussions or negotiations with Persons other than the Purchaser regarding a Sale of the Company transaction and to close a Sale of the Company transaction in such form and for such consideration as the Company may negotiate. In the event the Purchaser accepts the Company's Counteroffer, but the Sale of the Company transaction with the Purchaser does not close due to any of the reasons described in the immediately preceding sentence, the Company shall again be required to comply with all requirements of this Section 3H prior to soliciting any Person or entering into any written or oral agreement or understanding (including any non-binding letter of intent) with any Person regarding a Sale of the Company transaction, whether directly or indirectly. If the Company receives a Purchaser's Offer to Purchase, but fails on or before the 30th day following its receipt of the Purchaser's Offer to Purchase to deliver either an acceptance or rejection of it, the Company shall again be required to comply with all requirements of this Section 3H prior to soliciting or otherwise entering into any negotiations or discussions with any Person regarding a Sale of the Company transaction, whether directly or indirectly.
                          (v) If the Company delivers a Counteroffer to the Purchaser and the Purchaser does not deliver to the Company written notice of acceptance of the Counteroffer within 10 days of the Purchaser's receipt of the Counteroffer, the Company shall thereafter be free, subject to subsection (vii) below, to solicit or otherwise enter into discussions or negotiations with Persons other than the Purchaser regarding a Sale of the Company transaction and to close a Sale of the Company transaction upon such terms and for such consideration as may be agreed upon, provided, however, that the Cash Price for such Sale of the Company transaction to a Person other than the Purchaser must exceed the Minimum Cash Price. The term "Minimum Cash Price" shall mean an amount equal to (1) the Cash Price contained in the Purchaser's Offer to Purchase, plus (2) fifty percent (50%) of the amount by which the Cash Price contained in the Counteroffer exceeds the Cash Price contained in the Purchaser's Offer to Purchase.
                          (vi) The term "Cash Price" shall mean, whether the proposed acquire (the "Acquirer") is the Purchaser or a Person other than the Purchaser, the sum of (a) the cash to be paid to the Company and/or its shareholders by the Acquirer, (b) the book value of the liabilities of the Company to be assumed by the Acquirer, (c) the aggregate value as determined at the time of the Purchaser's

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                 Offer to Purchase, the Counteroffer or the letter of intent of a Person(s) other than the Purchaser, as the case may be, by the Company's board of directors in good faith of any securities to be paid to the Company and/or its shareholders by the Acquirer which are or upon consummation of the transaction would be freely transferable (except for shareholders who are affiliates of the Company and whose resale would be limited as provided in Rule 145(d) promulgated under the Securities Act, or any successor rule) and readily marketable on a national securities exchange or in the National Market System of the National Association of Securities Dealers, and (d) the aggregate value as determined at the time of the Purchaser's Offer to Purchase, the Counteroffer or the letter of intent of a Person other than the Purchaser, as the case may be, by the Company's board of directors in good faith based upon advice from its investment banker or by such other Person as the Company and the Purchaser mutually select of any securities to be paid to the Company and/or its shareholders by the Acquirer which do not meet the transferability and marketability requirements set forth in the preceding clause (c) of this subsection (vi).
                          (vii)   If pursuant to the provisions of subsections
                 (ii), (iii), (iv) or (v) above the Company is free to solicit and to close a Sale of the Company transaction, the Company shall have, until the date which is 180 days following the first date on which it was free to solicit or otherwise enter into negotiations or discussions with Persons other than the Purchaser, the right to enter into a written letter of intent with such Person(s) to engage in a Sale of the Company transaction, and, until the date which is 300 days following the first date on which it was free to solicit or otherwise enter into negotiations or discussions with Persons other than the Purchaser, the right to close with such Person(s) a Sale of the Company transaction. If the Company fails to enter into a written letter of intent on or before the above-referenced 180th day or to close on or before the above-referenced 300th day, with such Person(s), the Company shall again be required to comply with all requirements of this Section 3H prior to soliciting any Person or entering into any written or oral agreement or understanding (including any non-binding letter of intent) with any Person regarding a Sale of the Company transaction, whether directly or indirectly.
                          (viii) In the event the Company intends to engage in a Sale of the Company transaction with a Person(s) other than the Purchaser in accordance with subsection (v) above, the Company shall deliver to the Purchaser at least 15 days prior to any closing of a Sale of the Company transaction with Person(s) other than the Purchaser a written statement setting forth the valuation made by the Company's board of directors in good faith of all securities, if any, that were to be paid to the Company and/or its shareholders pursuant to the terms of the Purchaser's Offer to Purchase and/or the Counteroffer and/or a Sale of the Company transaction with a Person(s) other than the Purchaser. In addition, upon request of the Purchaser made after the Purchaser's Offer to Purchase and/or the Counteroffer, the Company will promptly provide a written statement setting forth the valuation that was made by the Company's board of directors in good faith of all securities, if any, that were to be paid to the Company and/or its

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                 shareholders pursuant to the terms of the Purchaser's Offer to
                 Purchaser and/or the Counteroffer. If the Company fails to deliver such written statement(s) on a timely basis or if such statement(s) do not comply with this subsection (viii), the Company shall again be required to comply with all requirements of this Section 3H prior to soliciting or otherwise entering into any negotiations or discussions with any Person regarding a Sale of the Company transaction, whether directly or indirectly.

                 3.       Amendments to Trademark Agreement.

                 a. Section 2.1, Trademarks and Trade Name, of the Trademark Agreement is amended by the addition of the phrase "in the Territory" in the second sentence thereof after the word "Services" and by the addition at the end thereof of the following new third sentence:

                 "Nothing contained herein shall restrict Masada from offering Services in the Territory provided that Masada does not use inside the Territory the trade name "Masada" or the Trademarks or shall restrict Centennial from offering Services outside of the Territory provided that Centennial does not use outside the Territory the trade name "Masada" or the Trademarks."

                 b. Section 2.3, Transfers or Assignments, of the Trademark Agreement is amended by restating it in its entirety to read as follows:

                 "Centennial may sell, sublicense or otherwise transfer all of its rights under this Agreement to any third person which is acquiring all or substantially all of Centennial's assets, whether by purchase of assets, purchase of Centennial's capital stock, by merger or otherwise, but, only if, such person assumes all of Centennial's obligations hereunder in a written instrument reasonably satisfactory in form to Masada."

                 c. Section 5.2, Use of Other Trademarks, of the Trademark Agreement is amended by the addition of the phrase "in the Territory" to the first and second sentences thereof after the word "Services" in such sentences.

                 d. Section 6.1, Masada Confidential Information, of the Trademark Agreement is amended by the addition of new subclause (iii) at the end of clause (b) thereof which reads as follows:

                 "or (iii) to potential purchasers of the capital stock or assets of Centennial, Provided that such potential purchasers enter into confidentiality agreements in form reasonably acceptable to Masada to hold confidential the Masada Confidential Information."

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                 e.       Section 9.3, Termination for Breach, of the Trademark
Agreement is amended by replacing the terms "sixty (60) days" with the term "ninety (90) days" in the last sentence of the introductory paragraph which precedes subsection (a) thereof.

                 f. Section 9.4, Rights on Termination, of the Trademark Agreement is amended by the deletion of the period at the end of the last sentence thereof and the addition of the following at the end of such sentence:

                 "using the tradename "Masada" or the Trademarks and Masada shall not grant a sublicense to any third party to use any of the Trademarks or the trade name "Masada" in the Territory on or before the expiration of three years after the date of such termination. Notwithstanding anything in this Agreement to the contrary, upon termination of this Agreement due to a breach by Centennial, Masada shall not provide or offer to provide any Services in the Territory using the tradename "Masada" or the Trademarks for a period of six months after the date of such termination and Masada shall not grant a sublicense to any third party to use any of the Trademarks or the trade name "Masada" in the Territory on or before the expiration of six months after the date of such termination."

                 g. Section 9.5, Actions Upon Termination, of the Trademark Agreement is amended by restating in its entirety subsection (b) in the second sentence thereof to read as follows:

                 "(b) this Agreement is terminated in connection with Centennial merging with or into another entity or Centennial selling all or substantially all of its assets or capital stock to another entity due to either the surviving entity in the case of a merger or the purchasing entity in the case of a sale of assets failure to assume Centennial's obligations hereunder, in which case Centennial shall pay all such costs and expenses or cause the entity purchasing Centennial's assets to pay all."

                 h. The Trademark Agreement is further amended by the additional of new Section 11.10 which reads in its entirety as follows:

                          "11.10  Subsidiaries of Centennial.  Centennial shall
                 cause each corporation or other entity over which Centennial has voting control during the term of this Agreement, whether directly or indirectly, including, without limitation, majority-owned or wholly-owned subsidiary corporations (collectively, "Subsidiaries"), to comply with each and every material representation, warranty, covenant or obligation of Centennial set forth in this Agreement. Any breach or failure to comply by any of the Subsidiaries of or with any material representation, warranty, covenant, or obligation of Centennial set forth in this Agreement shall constitute a breach or failure to comply by Centennial. Each and every reference to Centennial in this Agreement shall be deemed to include Centennial and all Subsidiaries."


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



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                 4.       Amendment to Monitoring Agreement.

                 a. Section 2, Monitoring Services, of the Monitoring Agreement is amended by the deletion of the first sentence of subsection (a) thereof and the substitution therefor of the following sentence:

                 "Masada agrees to perform central station monitoring services for Centennial Subscribers."

                 b. Section 2, Monitoring Services, of the Monitoring Agreement is further amended by the addition of new subsection (g) thereto which reads in its entirety as follows:

                 "(g) Masada warrants and covenants as follows with respect to its central station monitoring services (1) that the central monitoring service to Centennial Subscribers shall comply at all times with the standards set forth by Underwriters Laboratories in UL 827-Central Stations for Watchman, Fire-Alarm and Supervisory Services, (2) that, under optimum conditions, the central monitoring station for all such subscribers will respond to an alarm signal by an Alarm System at a Centennial Subscriber within 1 minute or less of receipt of such signal; (3) that the quality of central station monitoring services supplied to Centennial Subscribers shall be at least the same as Masada provides to Other Subscribers;
                 (4) that the quality of central station monitoring services supplied to Centennial Subscribers shall at least equal monitoring industry standard; and (5) no more than that number of Centennial Subscribers in any 3 consecutive month period which when annualized would exceed two percent (2%) per year, will cancel their agreements with Centennial due to dissatisfaction with the central station monitoring services provided by Masada."

                 c. Section 2. Monitoring Services, of the Monitoring Agreement is amended by the addition of new subsection (h) thereto, which reads in its entirety as follows:

                                "(h) As Centennial acquires new Centennial
                          Subscribers, Masada shall provide services, to the extent requested by Centennial, for the integration of such new Centennial Subscribers into Masada's information systems, including, without limitation, data entry and data conversion. Masada agrees to make such services available to Centennial at Masada's cost."

                 d. Section 7, Term of the Monitoring Agreement is amended by the restatement in their entirety of subsections (a) and (b) to read as follows:

                 "(a) This Agreement shall commence on the date hereof and shall terminate, except as to the provisions of Section 7(b), on the earliest to occur of (i) any anniversary after the date Masada commences monitoring services pursuant to Section 2 hereof, provided, that Centennial provides written notice of termination

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

                 to Masada at least 60 days prior to such anniversary and, provided further, that Centennial shall not deliver any notice of termination which would terminate this Agreement prior to the second anniversary from the date on which Masada commences monitoring services pursuant to Section 2 hereof, or (ii) termination of this Agreement pursuant to the provisions of
                 Section 7(b) or (c). The period during which this Agreement shall be in effect shall be referred to herein as the "Term".

                 (b) Centennial shall not enter into a central station monitoring agreement with a third party to replace Masada as the provider of central station monitoring and billing services unless Centennial shall deliver to Masada a written proposal from a third party to provide central station monitoring and billing services to Centennial (the
                 "Alternative Proposal"). Centennial shall deliver the Alternative Proposal to Masada at least 30 days before the Alternative Proposal would take effect between Centennial and the third party. If, within 20 days of receipt of the Alternative Proposal, Masada delivers to Centennial a written statement in which Masada agrees to provide services to Centennial upon the principal terms set forth in the Alternative Proposal, this Agreement shall not terminate and shall be deemed to be amended consistent with the principal terms set forth in the Alternative Proposal. If Masada fails to deliver to Centennial within 20 days of receipt of the Alternative Proposal, a written statement agreeing to provide services to Centennial in accordance with the principal terms set forth in the Alternative Proposal, Centennial shall be free to enter into the Alternative Proposal with the third party. Centennial shall not enter into an agreement with a third party to provide central station monitoring and billing services to Centennial on terms materially different than those set forth in the Alternative Proposal without again complying with the provisions of this subsection (b). This subsection
                 (b) shall not be applicable in the event of termination of this Agreement pursuant to Section 7(c) hereof."

                 e. Section 7, Term, of the Monitoring Agreement is amended by the addition of new subsection (d) thereto, which reads in its entirety as follows:

                 "(d) Notwithstanding the provisions of subsection (b) above, Centennial need not comply with subsection (b) hereof following the end of the Term or any extensions of the Term so long as Centennial or a wholly-owned subsidiary of Centennial begins providing such central station monitoring and billing services to all Centennial Subscribers upon the end of the Term or any extensions of the Term."


                 5. Miscellaneous. Copies of any notices to Masada under any of the Agreements shall be sent, not to Christopher R. Murvin, Esq., but to
W. Lee Thuston, Esq., Burr & Forman, 3100 South Trust Tower, Birmingham, Alabama 35203, telecopier: (205)458-5100. All terms of the Agreements not specifically amended by this Amendment Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the date first written above.

                                      MASADA SECURITY, INC.

                                      By: /s/ Terry W. Jonhson
                                         -----------------------------

                                      Title:  President
                                            --------------------------


                                      CENTENNIAL SECURITY, INC.


                                      By: /s/ Robert J. Shiver
                                         -----------------------------

                                      Title:  President
                                            --------------------------

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